Exhibit 99.1

FOR IMMEDIATE RELEASE

INFUSYSTEM URGES STOCKHOLDERS TO REJECT ATTEMPT BY DISSIDENT GROUP

TO SEIZE CONTROL OF THE COMPANY

MADISON HEIGHTS, Mich., January 18, 2012 – InfuSystem Holdings, Inc. (NYSE Amex: INFU), the leading national provider of infusion pumps and related services, today confirmed that Meson Capital Partners, Kleinheinz Capital Partners and Boston Avenue Capital (the “Dissident Group”) have filed preliminary proxy materials with the Securities and Exchange Commission (“SEC”) to call a special meeting of InfuSystem stockholders at which they would seek to remove the seven members of InfuSystem’s Board of Directors and replace them with the Dissident Group’s nominees.

InfuSystem issued the following statement:

InfuSystem strongly urges stockholders to reject the efforts by the Dissident Group to take control of the Company. We believe the Dissident Group is attempting to replace the entire Board in order to advance its own interests at the expense of all other InfuSystem stockholders.

The InfuSystem Board values input from stockholders, and InfuSystem noted that, to date, the Dissident Group has not articulated any plans or proposals for the Company. Further, the materials filed today by the Dissident Group with the SEC provide no information as to what actions the Dissident Group might undertake if it were to gain control of the InfuSystem Board.

InfuSystem strongly believes that the Company has the right Board and management team in place to continue to execute on its plan. From 2008 through the last 12 months ended September 30, 2011, InfuSystem’s revenues have increased 52% and the Company has achieved profitable growth. InfuSystem urges stockholders not to risk their investment by replacing the entire Board of Directors with the Dissident Group’s hand-picked nominees.

InfuSystem’s Board consists of seven directors, six of whom are independent, and all of whom have significant financial, management and industry experience and are dedicated to serving the best interests of all InfuSystem stockholders.

The Company urges stockholders to take no action with regard to their investment in InfuSystem at this time and notes that it intends to file preliminary consent revocation materials with the SEC in due course.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is the leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the company delivers local, field-based customer support, and also operates Centers of Excellence in Michigan, Kansas, California, and Ontario, Canada. The company’s stock is traded on the NYSE Amex under the symbol INFU.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks, detailed from time to time in the company’s publicly filed documents.

INFUSYSTEM HOLDINGS INC. EXPECTS TO SOLICIT CONSENT REVOCATIONS PURSUANT TO A PROXY STATEMENT TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INFUSYSTEM AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN SUCH SOLICITATION. STOCKHOLDERS MAY OBTAIN ADDITIONAL INFORMATION REGARDING SUCH PARTICIPANTS AND THEIR INTERESTS FROM THE PROXY STATEMENT, WHEN IT IS AVAILABLE, AND FROM INFUSYSTEM’S PERIODIC REPORTS FILED WITH THE SEC. THE PERIODIC REPORTS ARE AVAILABLE, AND THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE, AT NO CHARGE AT THE WEB SITE OF THE SEC AT www.sec.gov.

CONTACT:

David Drake / Keith Haynes Georgeson Inc. 212-440-9861	Matthew Sherman / Andrew Siegel / Scott Bisang Joele Frank, Wilkinson Brimmer Katcher 212-355-4449